UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2009
AMR Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas	76155

(Address of principal executive offices)	(Zip Code)
(817) 963-1234

(Registrant’s telephone number)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
On September 28, 2009, AMR Corporation (the “Company”) and Wilmington Trust Company, as trustee (the “Trustee”) entered into the Supplemental Indenture (the “Supplemental Indenture”), supplemental to the Indenture, dated as of February 1, 2004, between the Company and the Trustee (the “Base Indenture, “ as supplemented by the Supplemental Indenture, the “Indenture”), providing for the previously announced issuance by the Company of $460,000,000 million aggregate principal amount of its 6.25% Convertible Senior Notes due 2014 (the “Notes”). The Notes are unconditionally guaranteed on a senior unsecured basis by American Airlines, Inc., a wholly-owned subsidiary of the Company (“American”), pursuant to the Guarantee, dated as of September 28, 2009 (the “Guarantee”).
Interest on the Notes is payable semiannually in arrears on October 15 and April 15 of each year, beginning on April 15, 2010. The stated maturity date of the Notes is October 15, 2014. The Notes are convertible by holders into shares of the Company’s Common Stock at an initial conversion rate of 101.0101 shares per $1,000 principal amount of the Notes, equivalent to an initial conversion price of approximately $9.90 per share, subject to adjustment upon the occurrence of certain events specified in the Indenture, at any time prior to the close of business on the business day immediately preceding the stated maturity date of the Notes. Maturity of the Notes may be accelerated upon the occurrence of certain events of default, including failure by the Company (in some cases after notice or the expiration of a grace period, or both) to make payments under the Indenture when due, to deliver shares of Common Stock upon conversion of the Notes or to comply with certain covenants, as well as certain bankruptcy events.
The Notes and the Guarantee were registered for offer and sale pursuant to the Securities Act of 1933, as amended (the “Securities Act”), under the Company’s and American’s shelf registration statement on Form S-3 (Registration Nos. 333-160646 and 333-160646-01) (the “Registration Statement”). The Notes were sold pursuant to the Underwriting Agreement, dated September 22, 2009, among the Company, American and the several underwriters named therein.
ITEM 8.01. OTHER EVENTS
On September 28, 2009, the Company completed the previously announced issuance and sale of 48,484,849 shares of the Company’s Common Stock, par value $1.00 per share, at a public offering price of $8.25 per share. The Company granted the underwriters of the offering a 30-day option to purchase up to an additional 7,272,727 shares of Common Stock to cover over-allotments. The shares were registered for offer and sale pursuant to the Securities Act under the Registration Statement. The shares were sold pursuant to the Underwriting Agreement, dated September 22, 2009, among the Company and the several underwriters named therein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:
The Exhibit Index attached to this Current Report is hereby incorporated by reference. The documents listed on the Exhibit Index are filed as Exhibits with reference to the Registration Statement and are hereby incorporated by reference in the Registration Statement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR Corporation
/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: September 28, 2009

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated September 22, 2009, among AMR Corporation, American Airlines, Inc. and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

1.2	Underwriting Agreement, dated September 22, 2009, among AMR Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC, as representatives of the several underwriters named therein.

4.1	Supplemental Indenture, dated as of September 28, 2009, between AMR Corporation and Wilmington Trust Company, as trustee.

4.2	Form of Note (included in Exhibit 4.1).

4.3	Guarantee of American Airlines, Inc., dated as of September 28, 2009.

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).